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Conference call:   Today, Thursday, May 1, 2008 at 10:00 a.m. EDT
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Dial-in numbers:                   800-374-0146 or 706-634-1307 (international)
Webcast / Replay URL:              www.integramed.com or www.earnings.com
                                   ------------------    ----------------
Phone Replay:                      800-642-1687 or 706-645-9291 through May 8
Conference ID#:                    44829582


                   IntegraMed(R) Q1 EPS Rises 14% to $0.08 on
                    41% Increase in Revenues to $45.7 Million

PURCHASE, NEW YORK -- May 1, 2008 -- IntegraMed America, Inc. (NASDAQ: INMD), the leading operator of fertility centers and vein clinics in the United States, today announced results for the first quarter ended March 31, 2008, which reflect strength in the Company's traditional fertility center and consumer businesses and a contribution from the recently acquired Vein Clinics division.

--------------------------------------------------------------------------------

                            Summary Financial Results
                      (in thousands, except per share data)

--------------------------------------------------------------------------------
                                    Q1 2008          Q1 2007      % Increase
------------------------------- ---------------- ---------------- --------------
Revenues:
  Fertility Centers                     $32,746          $29,092            13%
------------------------------- ---------------- ---------------- --------------
  Consumer Services                      $4,065           $3,292            23%
------------------------------- ---------------- ---------------- --------------
  Vein Clinics                           $8,842            -----            N/A
------------------------------- ---------------- ---------------- --------------
      Total revenues                    $45,653          $32,384            41%
------------------------------- ---------------- ---------------- --------------
Contribution:
  Fertility Centers                      $2,304           $2,270             1%
------------------------------- ---------------- ---------------- --------------
  Consumer Services                      $1,121             $825            36%
------------------------------- ---------------- ---------------- --------------
  Vein Clinics                             $322            -----            N/A
------------------------------- ---------------- ---------------- --------------
      Total contribution                 $3,747           $3,095            21%
------------------------------- ---------------- ---------------- --------------
G&A Costs                                 2,363            2,396           (1%)
------------------------------- ---------------- ---------------- --------------
Net Interest exp./(inc.)                    279            (216)             NA
------------------------------- ---------------- ---------------- --------------
Income before Inc Taxes                   1,105              915           +21%
------------------------------- ---------------- ---------------- --------------
Net income                                 $655             $615            +7%
------------------------------- ---------------- ---------------- --------------
EPS (1)                                   $0.08            $0.07           +14%
------------------------------- ---------------- ---------------- --------------
Diluted shares (1)                        8,641            8,241            +5%
------------------------------- ---------------- ---------------- --------------

(1) EPS and weighted average share figures reflect a 25% stock split paid May 4, 2007.

Revenues, contribution, IBIT and net income increased significantly over the year ago period despite the fact that the Company is in the midst of implementing its previously announced strategic program to make additional investments to position it for accelerated long-term growth. IntegraMed expects to continue making these investments through the middle of 2008.

IntegraMed was successful in driving operating efficiencies on the G&A line, as Q1 2008 G&A expenses declined 1% in aggregate as compared to Q1 2007. That reduction combined with strong year-over-year revenue growth lowered G&A expense as a percentage of total contribution to 63% in Q1 2008, versus 77% of total contribution in Q1 2007.

IntegraMed's improved Q1 2008 bottom-line results versus the year ago period were achieved despite a $495,000 ($0.03 per share after tax) negative swing in net interest income/expense as a result of higher debt levels from the VCA acquisition and lower levels of investable cash. Additionally, the company's Q1 2008 results reflect an increase in its effective tax rate to 41% compared to a 33% rate last year, reflecting the absence of any significant tax-exempt earnings in 2008 as attractive, liquid tax-exempt income investments have become increasingly scarce.

Fertility Centers
We continue to achieve above-industry growth rates within our Fertility Centers division. Same center new patient visit volume was up 13.5% and same center revenue increased 8% quarter over quarter. Fertility Centers Q1 2008 contribution rose slightly to $2.3 million, however, prior to the aforementioned investments in divisional expenses, Fertility Centers contribution would have increased 11.7% as compared to the 2007 first quarter, reflecting continued strong demand for fertility services and the addition of the Orlando fertility center in October 2007.

Consumer Services
Applications for the Shared Risk Refund program rose 11.3% in Q1 2008, though enrollments in Shared Risk declined 14.8% in Q1 2008 against a 56% increase in Q1 2007, an unusually strong performance as Shared Risk enrollments rose 22% for all of 2007. Consumer Services contribution margin increased 252 basis points to 27.6% of revenue. Pregnancy success rates improved to 47% in Q1 2008, well above the national average, vs. 35% in Q1 of 2007. As the scope of the Shared Risk Refund program expands over time, IntegraMed expects that variances in pregnancy rates should moderate.

Earlier this year, IntegraMed announced the two newest additions to its Affiliate fertility provider network, GENESIS Fertility & Reproductive Medicine in Brooklyn, New York and OU Physicians Reproductive Health in Oklahoma City, Okla. As previously stated, IntegraMed's goal is to add approximately four Affiliates in 2008.

Vein Clinics
Vein Clinics reported a 21% increase in contribution on a 19% increase in revenue, as compared to the year ago period, which was prior to the acquisition of the business. Vein Clinics contribution of $322,000 accounted for 49% of the total contribution increase in Q1 2008. IntegraMed continues to expect the addition of the Vein Clinics division to be neutral to slightly accretive for the full year 2008, with greater accretion in 2009 and beyond, as the benefits of the infrastructure investments, new clinic openings, and organic growth begin to materialize.

"IntegraMed turned in a strong year-over year performance in the first quarter of 2008 despite the higher level of costs and interest expense related to our long-term growth initiatives," commented IntegraMed CEO Jay Higham. "We are enthusiastic about our long-term strategy which we believe will deliver faster growth and improving profits in the coming years and expect to see improved performance in the back half of the year as we complete planned spending and start to see initial benefits from our investments in infrastructure and new clinics.

"The pipeline for new deals in our Fertility Center division has never looked more promising. We are very active in pursuing a number of `in-market' mergers and add-on practice acquisitions, but remind our investors that the timing or number of such transactions is very difficult to predict. We continue to expand the reach, resources and efficiency of the Consumer Services division and are very pleased with the resulting increases in contribution margin, as well as the substantial rise in new applications for enrollment into the Shared Risk Refund program that has been achieved.

"We have completed the first stage of our additions to the infrastructure of Vein Clinics and have begun to extract initial benefits from the consolidation into IntegraMed's back office operations, mostly in the areas of legal, IT, finance and human resources," continued Mr. Higham. "The Vein Clinics division opened three new clinics in 2007 and has already opened two new clinics in 2008, with two more planned for later this year. We anticipate a fifth new clinic initially planned for opening later in the year will likely slip into early 2009, bringing to 5-6 the number of new clinic openings now targeted for 2009."

Cash Flow and Balance Sheet
IntegraMed experienced a net decrease in cash of $8.3 million in the first quarter of 2008 ending the period with cash and equivalents totaling $15.4 million. The negative operating cash flow in Q1 2008 was due to the normal Q1 payout of year-end accruals and physician drawdowns of undistributed 2007 annual earnings. We expect to begin to build cash from operations through the balance of the year.

About IntegraMed America, Inc.
IntegraMed America, Inc. is the leading operator of fertility centers and vein care clinics in the United States. The Company supports its provider networks with state-of-the art information systems; marketing and payer contracting; financial planning, reporting and analysis; organizational planning and development; quality assurance initiatives; human resources administration; and purchasing services. IntegraMed also offers consumer treatment-financing programs and operates www.integramed.com, a leading fertility portal.

The IntegraMed Fertility network consists of 31 contracted centers in 101 locations across the United States, including 171 physicians and Ph.D. scientists. One of every five IVF procedures in the U.S. is performed in an IntegraMed fertility practice. The IntegraMed Vein Clinic network is the leading provider of vein care services in the US and operates 30 centers in 11 states, principally in the Midwest and Southeast.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with IntegraMed's ability to finance future growth; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the company's most recent Form 10-K and in other documents filed by IntegraMed with the U.S. Securities and Exchange Commission. All information in this press release is as of May 1, 2008 and IntegraMed undertakes no duty to update this information.



CONTACT:
Investors:                                  Media/Investors:
John W. Hlywak, Jr., EVP and CFO            Steven Hecht, David Collins
IntegraMed America, Inc.                    Jaffoni & Collins Incorporated
jhlywak@integramed.com                      inmd@jcir.com
----------------------                      -------------
914-251-4143                                212/835-8500

Physicians:
Scott Soifer, Senior VP, Strategy and Development
IntegraMed America, Inc.
scott.soifer@integramed.com
914-251-4186








                                 (tables follow)

                            INTEGRAMED AMERICA, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
              (all amounts in thousands, except per share amounts)

                                                              For the
                                                        three-month period
                                                          ended March31,
                                                        -------------------
                                                          2008        2007
                                                        -------      ------
                                                            (unaudited)
Revenues:

     Fertility Centers .........................       $ 32,746      $ 29,092
     Consumer Services .........................          4,065         3,292
     Vein Clinics ..............................          8,842          --
                                                       --------      --------
     Total Revenues ............................         45,653        32,384
                                                       --------      --------

Costs of services and sales:

     Fertility Centers .........................         30,442        26,882
     Consumer Services .........................          2,944         2,467
     Vein Clinics ..............................          8,520          --
                                                       --------      --------
     Total Cost of Services and Sales ..........         41,906        29,289
                                                       --------      --------

Contribution
     Fertility Centers .........................          2,304         2,270
     Consumer Services .........................          1,121           825
     Vein Clinics ..............................            322          --
                                                       --------      --------
     Total Contribution ........................          3,747         3,095
                                                       --------      --------

General and administrative expenses, ...........          2,363         2,396
Interest income ................................           (161)         (335)
Interest expense ...............................            440           119
                                                       --------      --------
     Total other expenses ......................          2,642         2,180
                                                       --------      --------

Income before income taxes .....................          1,105           915
Income tax provision ...........................            450           300
                                                       --------      --------
Net income .....................................       $    655      $    615
                                                       ========      ========

Basic and diluted earnings per share:
     Basic earnings per share ..................       $   0.08      $   0.08
                                                       ========      ========
     Diluted earnings per share ................       $   0.08      $   0.07
                                                       ========      ========

Weighted average shares - basic ................          8,563         7,631
                                                       ========      ========
Weighted average shares - diluted ..............          8,641         7,901
                                                       ========      ========

                            INTEGRAMED AMERICA, INC.
                           CONSOLIDATED BALANCE SHEETS
                           (all amounts in thousands)
                                   (Unaudited)


                                                                      March 31,    Decembe31,
                                                                      --------     -----------
                                                                        2008          2007
                                                                      --------     -----------

ASSETS

Current assets:
   Cash and cash equivalents ......................................   $  15,439    $  23,740
   Patient and other receivables, net .............................       6,194        5,511
   Deferred taxes .................................................       4,069        4,460
   Other current assets ...........................................       6,086        4,669
                                                                      ---------    ---------

     Total current assets .........................................      31,788       38,380

   Fixed assets, net ..............................................      16,672       16,912
   Intangible assets, Business Service Rights, net ................      21,981       22,305
   Goodwill .......................................................      29,400       29,359
   Trademarks .....................................................       4,567        4,492
   Other assets ...................................................       1,669        1,619
                                                                      ---------    ---------

     Total assets .................................................   $ 106,107    $ 113,067
                                                                      =========    =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable ...............................................   $   1,803    $   1,895
   Accrued liabilities ............................................      13,409       16,679
   Current portion of long-term notes payable and other obligations       3,689        3,661
   Due to Fertility Medical Practices, net ........................       5,329        9,043
   Shared Risk Revenue patient deposits ...........................       9,815        9,668
                                                                      ---------    ---------

       Total current liabilities ..................................      34,045       40,946

Deferred tax liabilities ..........................................       1,570        1,819
Long-term notes payable and other obligations .....................      21,053       21,799
                                                                      ---------    ---------
                                                                         56,668       64,564
Commitments and Contingencies

Shareholders' equity:
   Common stock ...................................................          86           86
   Capital in excess of par .......................................      54,223       53,890
   Other comprehensive income (loss) ..............................        (275)         (82)
   Treasury stock .................................................         (24)        (165)
   Accumulated deficit ............................................      (4,571)      (5,226)
                                                                      ---------    ---------
       Total shareholders' equity .................................      49,439       48,503
                                                                      ---------    ---------

       Total liabilities and shareholders' equity .................   $ 106,107    $ 113,067
                                                                      =========    =========


7


                            INTEGRAMED AMERICA, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (all amounts in thousands)
                                   (Unaudited)

                                                                                For the
                                                                          Three-month period
                                                                            ended March 31,
                                                                          --------------------
                                                                            2008        2007
                                                                          -------      -------


Cash flows from operating activities:
    Net income .......................................................   $    655    $    615
    Adjustments to reconcile net income to net cash provided
       by operating activities:
      Depreciation and amortization ..................................      1,795       1,508
      Deferred income tax provision ..................................       (249)        (20)
      Deferred or stock based compensation ...........................        161         110
    Changes in assets and liabilities ? Decrease (increase) in assets:
         Patient and other accounts receivable .......................       (683)       (118)
         Prepaid and other current assets ............................     (1,026)       (142)
         Other assets ................................................        (80)         62
      (Decrease) increase in liabilities:
         Accounts payable ............................................        (92)       (710)
         Accrued liabilities .........................................     (3,270)     (1,479)
         Due to Fertility Medical Practices ..........................     (3,714)        921
         Shared Risk Refund and Vein Clinic patient deposits .........        147       1,546
                                                                         --------    --------
Net cash provided by (used in) operating activities ..................     (6,356)      2,293
                                                                         --------    --------

Cash flows used in investing activities:
Other Intangibles ....................................................        (75)       --
Cash paid to purchase VCA, net of cash acquired ......................        (41)       --
Purchase of fixed assets and leasehold improvements ..................     (1,231)     (1,150)
                                                                         --------    --------
Net cash used in investing activities ................................     (1,347)     (1,150)
                                                                         --------    --------

Cash flows used in financing activities:
Principal repayments on debt .........................................       (911)       (375)
Common stock transactions ............................................        313          44
                                                                         --------    --------
Net cash provided by (used in) financing activities ..................       (598)       (331)
                                                                         --------    --------

Net increase (decrease) in cash ......................................     (8,301)        812
Cash at beginning of period ..........................................     23,740      32,184
                                                                         --------    --------
Cash at end of period ................................................   $ 15,439    $ 32,996
                                                                         ========    ========

Supplemental Information:
     Interest paid ...................................................        366         119
     Income taxes paid ...............................................        612         325

                                      ####